UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 6, 2012
Date of Report (Date of earliest event reported)

Annie’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625

(State or other jurisdiction of incorporation or organization)	(Commission File No.) 1610 Fifth Street Berkeley, CA 94710 (Address of principal executive offices, including zip code) (510) 558-7500 (Registrant’s telephone number, including area code)	(I.R.S. employer identification number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On June 6, 2012, Annie’s, Inc. (the “Company”) issued a press release announcing financial results for the fourth quarter and fiscal year ended March 31, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

Adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in the press release furnished as Exhibit 99.1: adjusted net income represents net income plus the impact of a non-recurring advisory agreement termination fee and a non-cash charge due to an increase in the fair value of the convertible preferred stock warrant liability minus income taxes related to these charges and valuation allowance reversal; EBITDA represents net income plus interest expense, provision for (benefit from) income taxes, and depreciation and amortization; adjusted EBITDA represents EBITDA plus management fees, advisory agreement termination fee, stock-based compensation and change in fair value of convertible preferred stock warrant liability; and adjusted diluted shares represent weighted average shares of common stock outstanding used in computing diluted earnings per share plus conversion of convertible preferred stock on an “as-if” converted basis.

The Company presents adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares because the Company believes these measures provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to net income, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The Company uses adjusted net income, EBITDA and adjusted EBITDA, together with financial measures prepared in accordance with GAAP to assess the Company’s operating performance, to provide meaningful comparisons of operating performance across periods, to enhance the Company’s understanding of the Company’s core operating performance and to compare the Company’s performance to that of the Company’s peers and competitors. The Company also believes that these non-GAAP financial measures are useful to investors in assessing the operating performance of the Company’s business without the effect of the non-cash and non-recurring items described above. In addition, the Company uses adjusted diluted shares because immediately prior to the closing of the Company’s IPO, all of the Company’s shares of convertible preferred stock automatically converted into shares of common stock. Adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued by Annie’s, Inc. entitled “Annie’s Reports Fourth Quarter and Fiscal 2012 Financial Results,” dated June 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: June 6, 2012	By:	/s/ Kelly J. Kennedy

Kelly J. Kennedy

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by Annie’s, Inc. entitled “Annie’s Reports Fourth Quarter and Fiscal 2012 Financial Results,” dated June 6, 2012.